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                                                                    EXHIBIT 10.3

                                                               EXECUTION VERSION

       MASTER TERMS AND CONDITIONS FOR PRE-PAID SHARE FORWARD TRANSACTIONS
            BETWEEN CITIBANK, N.A. AND AMERITRADE HOLDING CORPORATION

     The purpose of this Master Terms and Conditions for Pre-Paid Share Forward Transactions (the "Master Confirmation"), dated as of April 25, 2003, is to set forth certain terms and conditions for pre-paid Share Forward Transactions (the "Transactions" and each, a "Transaction") that Ameritrade Holding Corporation ("Counterparty") will enter into with Citibank, N.A. ("Citibank"). Each such Transaction entered into between Citibank and Counterparty subject to this Master Confirmation shall be evidenced by a written confirmation substantially in the form of Exhibit A hereto, with such modifications thereto as to which Counterparty and Citibank mutually agree (a "Confirmation"). This Master Confirmation together with each Confirmation constitute a "Confirmation" as referred to in the Agreement specified below.

     1. The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the "Definitions"), as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Master Confirmation. In the event of any inconsistency between the Definitions and this Master Confirmation, this Master Confirmation will govern for the purpose of the Transaction to which a Confirmation relates. In the event of any inconsistency between this Master Confirmation and a Confirmation, the Confirmation will govern.

     2. This Master Confirmation supplements, forms a part of, and is subject to, the ISDA Master Agreement dated as of November 1, 2001 (the "Agreement") between you and us. All provisions contained in the Agreement shall govern this Master Confirmation except as expressly modified below.

     3. CONFIRMATIONS:

     This Master Confirmation and the Agreement, together with the Confirmation relating to a Transaction, shall constitute the written agreement between Counterparty and Citibank with respect to such Transaction.

     Each Transaction to which a Confirmation relates is a pre-paid Share Forward Transaction, the terms of which include:

GENERAL TERMS:
--------------

          Trade Date:                     As provided in the relevant
                                          Confirmation.

          Seller:                         Counterparty

          Buyer:                          Citibank

          Issuer:                         Knight Trading Group, Inc.

          Shares: The Class A Common Stock, par value $0.01, of the Issuer (Symbol: "NITE").

          Number of Shares:               As provided in the relevant
                                          Confirmation.

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         Forward Floor Price:             As provided in the relevant
                                          Confirmation.

         Forward Cap Price:               As provided in the relevant
                                          Confirmation.

         Settlement Price:                The closing price per share of the
                                          Shares at the Valuation Time on the
                                          Valuation Date.

         Exchange:                        NASDAQ

         Related Exchange(s):             All Exchanges




PREPAYMENT:
-----------


         Prepayment:                      Applicable.

         Prepayment Amount:               The amount specified in the relevant
                                          Confirmation.

VALUATION:
----------

         Valuation Date:                  As specified in the relevant
                                          Confirmation; provided that if such
                                          date is a Disrupted Day, the Valuation
                                          Date for the relevant Transaction
                                          shall be the first succeeding
                                          Scheduled Trading Day that is not a
                                          Disrupted Day and that is not or is
                                          not deemed to be a Valuation Date in
                                          respect of any other Transaction under
                                          this Master Confirmation; provided,
                                          further, that if the Valuation Date
                                          has not occurred pursuant to the
                                          preceding proviso as of the Final
                                          Disruption Date for such Transaction,
                                          that Final Disruption Date shall be
                                          the Valuation Date (irrespective of
                                          whether such day is a Disrupted Day or
                                          a Valuation Date in respect of any
                                          other Transaction under this Master
                                          Confirmation) and the Settlement Price
                                          shall be determined by the Calculation
                                          Agent in its discretion.

         Valuation Time:                  At the close of trading in respect of
                                          regular trading hours on the Exchange,
                                          without regard to extended trading
                                          hours on the Exchange, if any.

         Final Disruption Date:           As specified in the relevant
                                          Confirmation.

SETTLEMENT TERMS:
-----------------

         Physical Settlement:             Applicable

         Variable Obligation:             Applicable.

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         Representation and Agreement;
         Indemnification for Failure
         to Deliver:                      Sections 9.11 and 9.12 of the
                                          Definitions shall apply.

         Settlement Method Election:      Applicable; provided that
                                          notwithstanding anything to the
                                          contrary in the Definitions, the
                                          notice of such election shall be in
                                          writing and be given no later than the
                                          Settlement Method Election Date;
                                          provided, further, that in the case of
                                          each Confirmation, such election may
                                          only be made once for all of the
                                          Transactions within such Confirmation.

         Electing Party:                  Counterparty.

         Settlement Method
         Election Date:                   The 5th Scheduled Trading Day
                                          immediately preceding the Valuation
                                          Date.

         Settlement Currency:             USD

         Amounts Due on Settlement:       For the avoidance of doubt, if
                                          Counterparty's Representations and
                                          Agreements made pursuant to Section
                                          9.11 of the Definitions are true and
                                          correct and Counterparty has satisfied
                                          its obligations pursuant to Section
                                          (ii) of Dividend Adjustment, then upon
                                          the occurrence of an Early Termination
                                          Date Counterparty's obligations in
                                          respect of a Transaction hereunder
                                          shall not exceed the Number of Shares.

DIVIDENDS:
----------

         Dividend Amount:                 Ex Amount or Paid Amount, whichever
                                          occurs first.

         Dividend Adjustment:             Counterparty agrees to notify Citibank
                                          promptly of announcement or payment,
                                          as the case may be, of the Dividend
                                          Amount. If the Dividend Amount is in
                                          excess of the Regular Dividend, then
                                          upon such notification, Counterparty
                                          will, at its election, either (i)
                                          cause the Calculation Agent to make
                                          such adjustments to the Forward Cap
                                          Price of each Transaction or (ii)
                                          determine that an amount is owed to
                                          Citibank by Counterparty, in each case
                                          as the Calculation Agent deems
                                          appropriate to preserve for the
                                          parties the intended economic benefits
                                          of such Transaction. Such payment or
                                          adjustment shall relate only to
                                          Hedging Shares (where Citibank is the
                                          Hedging Party) with respect to such
                                          Transaction.

                                          The Calculation Agent shall provide
                                          prompt notice of any such adjustments,
                                          including a schedule or other
                                          reasonably detailed explanation of the
                                          basis for and determination of each
                                          adjustment. If an amount is owed to
                                          Citibank by Counterparty, the
                                          Calculation Agent shall notify
                                          Counterparty of such amount, which
                                          Counterparty shall pay to Citibank
                                          within three (3) Currency Business
                                          Days following the receipt of such
                                          notice.

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                                           "Regular Dividend" means $0.00 per
                                           share per quarter. For the avoidance
                                           of doubt, if as a result of any
                                           Merger Event or Potential Adjustment
                                           Event (or any combination thereof)
                                           the Shares are adjusted to include
                                           the Shares of an issuer other than
                                           the initial Issuer or of more than
                                           one issuer (whether or not including
                                           the initial Issuer), then such
                                           adjustment shall apply with respect
                                           to any cash dividends to which the
                                           successor or additional Shares of the
                                           applicable issuer(s) are entitled and
                                           the Calculation Agent shall adjust
                                           the amount of the Regular Dividend
                                           after the Merger Event or Potential
                                           Adjustment Event.

         Dividend Period:                  Each quarter, except that (i) the
                                           initial Dividend Period will commence
                                           on, but exclude the Trade Date and
                                           (ii) the final Dividend Period shall
                                           end on, and include, the final
                                           Valuation Date.

SHARE ADJUSTMENTS:
------------------

         Method of Adjustment:             Calculation Agent Adjustment.

                                           The Calculation Agent shall provide
                                           prompt notice of any adjustment(s),
                                           including a schedule or other
                                           reasonably detailed explanation of
                                           the basis for and determination of
                                           each adjustment. If as a result of
                                           such adjustments the Calculation
                                           Agent determines that an amount is
                                           owed to Citibank by Counterparty, the
                                           Calculation Agent shall notify
                                           Counterparty of such amount, which
                                           Counterparty shall pay to Citibank
                                           within three (3) Currency Business
                                           Days following the receipt of such
                                           notice.

         Excess Dividend Amount:           Ex Amount or Paid Amount, whichever
                                           occurs first.

EXTRAORDINARY EVENTS:
---------------------

         Consequences of Merger
         Events:

         (a)  Share-for-Share:             Modified Calculation Agent
                                           Adjustment, but if Cancellation and
                                           Payment is deemed to apply, then the
                                           payment to be made by one party to
                                           the other shall be calculated as if
                                           the relevant Transaction is an Option
                                           Transaction.

         (b)  Share-for-Other:             Cancellation and Payment (Calculation
                                           Agent Determination).

         (c)  Share-for-Combined
         and any other Merger Event:       Component Adjustment.

         Determining Party:                Citibank.
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         Tender Offer:                     Applicable

         Consequences of Tender Offers:

         (a)  Share-for-Share:             Modified Calculation Agent
                                           Adjustment, but if Cancellation and
                                           Payment is deemed to apply, then the
                                           payment to be made by one party to
                                           the other shall be calculated as if
                                           the relevant Transaction is an Option
                                           Transaction.

         (b)  Share-for-Other:             Cancellation and Payment (Calculation
                                           Agent Determination).

         (d)  Share-for-Combined:          Component Adjustment.

         Nationalization, Insolvency
         or De-Listing:                    Cancellation and Payment, at the
                                           election of Citibank at any time
                                           after the relevant Announcement Date.

ADDITIONAL DISRUPTION EVENTS
----------------------------

         Change in Law:                    Applicable

         Insolvency Filing:                Applicable

         Hedging Disruption:               Applicable, except if such Hedging
                                           Disruption arises as a result of (1)
                                           a failure of a system within the
                                           control of Citibank or (2) the
                                           possession of material non-public
                                           information with respect to the
                                           issuer by those persons engaged in
                                           the hedging activity.

         Determining Party:                Citibank

         Loss of Stock Borrow:             Applicable; For the avoidance of
                                           doubt, if "Loss of Stock Borrow" is
                                           specified in the related Confirmation
                                           to be applicable to a Transaction,
                                           then upon the occurrence of such an
                                           event the Hedging Party may give
                                           notice that a Loss of Stock Borrow
                                           has occurred to the Non-Hedging
                                           Party, who may (A) lend the Hedging
                                           Party, subject to the conditions
                                           below, Shares in an amount equal to
                                           the Hedging Shares at a rate equal to
                                           or less than the Maximum Stock Loan
                                           Rate or (B) refer the Hedging Party
                                           to a Lending Party that will lend the
                                           Hedging Party Shares in an amount
                                           equal to the Hedging Shares at a rate
                                           equal to or less than the Maximum
                                           Stock Loan Rate, in each case within
                                           two Scheduled Trading Days of receipt
                                           of the notice of Loss of Stock
                                           Borrow. If neither the Non-Hedging
                                           Party nor the Lending Party lends
                                           Shares in the amount of the Hedging
                                           Shares or a satisfactory Lending
                                           Party is not identified within this
                                           period, the Hedging Party may give
                                           notice that it elects to terminate
                                           the Transaction, specifying the date
                                           of such termination, which may be the
                                           same day that the notice of
                                           termination is effective. The
                                           Determining Party will then
                                          determine the Cancellation Amount
                                          payable by one party to the other.

         Hedging Party:                   Citibank

         Non-Hedging Party:               Counterparty

         Maximum Stock Loan Rate:         On any day, (a) Federal funds rate
                                          less (b) the function of Federal funds
                                          rate minus 25 basis points per annum
                                          based on the closing price per Share
                                          on the Scheduled Trading Day
                                          immediately preceding such day.



         Non-Reliance:                    Applicable

         Agreements and Acknowledgements
         Regarding Hedging Activities:    Applicable


         Additional Acknowledgements:     Applicable


     3. CALCULATION AGENT:

     Citibank is the Calculation Agent and shall make all calculations, adjustments and determinations required pursuant to a Transaction (except as otherwise provided herein), and such calculations, adjustments and determinations shall be binding absent manifest error.

     4. COLLATERAL:

     (a) On or prior to the Trade Date for a Transaction, Counterparty shall deliver a number of Shares equal to the Number of Shares for such Transaction (the "Collateral Shares") (if such Shares are in certificated form, together with proper instruments of assignment duly executed in favor of Citibank or its designee or in blank) to Citibank or its designee, in each case in a manner acceptable to Citibank. Counterparty hereby grants Citibank a continuing first priority, perfected security interest in and right of setoff against the Collateral Shares, all distributions thereon and rights relating thereto, and any other collateral acceptable to Citibank in its sole discretion that may be delivered by or on behalf of Counterparty in connection with such Transaction, and all proceeds of any of the foregoing including without limitation the obligation of Citibank to replace any Rehypothecated Collateral pursuant to this paragraph (collectively, "Collateral"), as security for the prompt and complete payment and performance when due (whether on an Early Termination Date or otherwise) of all of Counterparty's payment and performance obligations under the Transactions and the Agreement (the "Secured Obligations"). Citibank may reregister the Collateral Shares and any other Collateral in its name or the name of its nominee at any time and, if such Shares or such other Collateral are in certificated form, Counterparty agrees to use reasonable best efforts (including, without limitation, providing at Counterparty's expense any opinion of counsel required by the Issuer) to cause the Issuer to effect such reregistration. Citibank shall have the right to sell, pledge, rehypothecate, assign, invest, use, commingle or otherwise dispose of, or otherwise use in its business ("Rehypothecate") any Collateral (other than Collateral in the form of

Shares) it holds, free from any claim or right of any nature whatsoever of Counterparty, including any equity or right of redemption by Counterparty. Citibank shall satisfy any obligation it may have to return any Rehypothecated Collateral to Counterparty by delivering securities of the same class and issue as such Rehypothecated Collateral.

     (b) Counterparty represents, on each date on which Counterparty delivers or Citibank otherwise receives Collateral, that (i) Counterparty is the owner of all Collateral free of any lien, security interest, charge, adverse claim, restriction on transfer or other encumbrance, (ii) Counterparty has the power and authority and has obtained all of the necessary consents and approvals to grant a first priority security interest to Citibank in the Collateral, (iii) upon the delivery of the Collateral Shares as described above and any other Collateral in a manner acceptable to Citibank, Citibank will have a valid and perfected first priority security interest in the Collateral Shares (except for liens of any clearing organization arising from the process of transferring such shares) and the other Collateral, (iv) none of Counterparty's entry into this Master Confirmation or Citibank's exercise of any of its rights and remedies hereunder will violate or conflict with the terms of any agreement made by or applicable to Counterparty or will violate or conflict with any law, rule, policy or order applicable to Counterparty or the Collateral, and (v) Counterparty has furnished Citibank with copies of all agreements, contracts or instruments that relate to the Collateral Shares.

     (c) In addition to the rights granted to a secured party under the Uniform Commercial Code (whether or not in effect in the jurisdiction where such rights are exercised), Citibank shall be entitled to hold the Collateral as collateral to the extent set forth below until the date all of Counterparty's obligations in connection with each Transaction hereunder, whether absolute or contingent, have been fully performed (the "Termination Date"). If Counterparty defaults on any obligation to Citibank under this Master Confirmation, any Transaction or the Agreement, Citibank may exercise all rights with respect to the Collateral, sell or liquidate the Collateral to satisfy any of Counterparty's obligations to Citibank and set off any amounts payable by Counterparty with respect to any Secured Obligations against any Collateral held by Citibank or the cash equivalent of any Collateral (or any obligation of Citibank to deliver any Collateral to Counterparty). Counterparty acknowledges and agrees that the Collateral may decline speedily in value and is of a type customarily sold on a recognized market and, therefore, that Citibank is not required to send any notice of its intention to sell or otherwise dispose of the Collateral hereunder, except any notice that is required under applicable law and cannot be waived (in which case Counterparty agrees that ten days' prior written notice shall be commercially reasonable). Following a default, Citibank may, in its sole and absolute discretion, sell Collateral in a private sale in such manner and under such circumstances as Citibank may deem necessary or advisable (with Citibank or its affiliate having the right to purchase any or all of the Collateral Shares to be sold) and notwithstanding that a registration statement for all or any of such Collateral has been or could be filed or is not required under the Securities Act. Without limiting the foregoing, upon request of Citibank following such default, Counterparty shall use reasonable best efforts to procure the registration by the Issuer of the Collateral Shares. Citibank shall apply the Collateral or the net proceeds of any such collection, exercise or sale to the payment in whole or in part of the Secured Obligations in such order as Citibank shall determine in the exercise of its sole discretion. Counterparty shall remain fully liable to Citibank for any amounts that remain outstanding after Citibank has liquidated and/or sold the Collateral and deducted its reasonable attorney fees and other costs and expenses incurred in connection therewith, plus interest thereon at the rate determined by Citibank from the date incurred to the date paid (which shall be Secured Obligations).

     (d) Counterparty shall not change (i) Counterparty's name, identity or corporate structure in any manner or (ii) Counterparty's Location, unless in either case (A) Counterparty shall have given Citibank not less than 30 days' prior notice thereof and (B) such change shall not cause any of Citibank's security interest in the Collateral to become unperfected, cause Citibank to cease to have

"control" (as defined in Section 8-106 and Section 9-106 of the Uniform Commercial Code as in effect in the State of New York (the "NYUCC")) in respect of any of its security interests in any Collateral consisting of investment property (as defined in Section 9-102(a) of the NYUCC) or subject any Collateral to any other lien, mortgage, security interest, pledge, charge or encumbrance of any kind.

     (e) Unless a Potential Event of Default, an Event of Default or a Termination Event has occurred and is continuing with respect to Counterparty or an Early Termination Date has occurred or been designated as a result of an Event of Default or Termination Event with respect to Counterparty, Counterparty shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof (other than Rehypothecated Collateral) for any purpose not inconsistent with the terms of this Master Confirmation; provided, however, that Counterparty shall not exercise or refrain from exercising such right if, in the judgment of Citibank, such action would have a material adverse effect on the value of the Collateral.

     (f) Unless a Potential Event of Default, an Event of Default or a Termination Event has occurred and is continuing with respect to Counterparty or an Early Termination Date has occurred or been designated as a result of an Event of Default or Termination Event with respect to Counterparty, Citibank shall pay over, or cause to be paid over, to Counterparty any cash dividends or similar cash distributions made in respect of the Collateral actually received by or on behalf of Citibank (other than any Excluded Distribution). Any cash Excluded Distribution which results in a payment obligation by Counterparty to Citibank under "Method of Adjustment" or "Dividend Adjustment" above shall be retained by Citibank in satisfaction of Counterparty's payment obligation under the relevant provision, and any other Excluded Distribution shall be retained by Citibank as Collateral. Any Excluded Distribution, if received by Counterparty, shall promptly be paid or delivered to Citibank in the manner directed by Citibank to be held as Collateral hereunder or to be applied to cover Counterparty's payment obligation under "Method of Adjustment" or "Dividend Adjustment" above, as the case may be, and shall be deemed held in trust for Citibank until so paid or delivered. For purposes of this provision, "Excluded Distribution" shall mean any dividend or other distribution in respect of the Collateral whose receipt constitutes a Potential Adjustment Event, that is in excess of the Regular Dividend or that is made in connection with a Merger Event.

     (g) Unless Counterparty satisfies Counterparty's obligations under a Transaction through delivery of other Shares, Counterparty hereby authorizes Citibank on the applicable Settlement Date to apply Collateral in the form of Shares to satisfy Counterparty's delivery obligations, if any, under such Transaction; provided that in no event shall this provision be construed as altering in any way Counterparty's obligations to satisfy all conditions to physical settlement under this Confirmation (see "Conditions to Physical Settlement" above). If so requested by a party, the other party agrees to cooperate in good faith (subject, in the case of Citibank, to such terms and conditions as it deems appropriate) in efforts to have the Collateral Shares deposited into the Clearance System.

     (h) Counterparty will faithfully preserve and protect Citibank's security interest in the Collateral, will defend Citibank's right, title, lien and security interest in and to the Collateral against the claims and demands of all persons whomsoever, and will do all such acts and things and deliver all such documents and instruments, including without limitation further pledges, assignments, account control agreements, financing statements and continuation statements, as Citibank in its sole discretion may deem necessary or advisable from time to time in order to preserve, protect and perfect such security interest or to enable Citibank to exercise or enforce its rights with respect to any Collateral. Counterparty hereby irrevocably appoints Citibank as Counterparty's attorney-in-fact for the purpose of taking any action and executing any instrument which Citibank may deem necessary or advisable to accomplish the purposes of the pledge contemplated by this Master Confirmation. Citibank shall exercise reasonable care of the Collateral to the extent required by applicable law and in any event shall be deemed to have exercised reasonable care if it exercises at least the same degree of care as it would exercise with respect to its own property. Except as specified in the preceding sentence, Citibank shall have no duty with respect to the Collateral, including, without limitation, any duty to collect any distributions thereon or enforce or preserve any rights in the Collateral pertaining thereto.

     (i) Counterparty will not permit any lien, security interest, charge, adverse claim, restriction on transfer or other encumbrance, other than the lien and security interest Counterparty created hereby in favor of Citibank, to exist upon any of the Collateral. Counterparty will not take any action that could in any way limit or adversely affect the ability of Citibank to realize upon its rights in the Collateral. Counterparty will promptly pay when due all taxes, assessments or charges of any nature that are imposed with respect to the Collateral, or income or distributions in respect of the Collateral, upon becoming aware of the same. Notwithstanding anything to the contrary elsewhere in the Agreement or any Confirmation, all payments and all deliveries of Collateral, or income or distributions in respect of Collateral, pursuant to the Agreement shall be made and the value of any Collateral, or income or distributions in respect of Collateral, shall be calculated net of any and all present or future taxes, levies, imposts, duties, charges, assessments or fees of any nature (including interest, penalties and additions thereto) that are imposed by any government or other taxing authority in respect thereof.

     (j) When no amounts are or thereafter may become payable or Shares deliverable by Counterparty with respect to any Secured Obligations (except for any potential liability under Section 2(d) of the Agreement), Citibank will return to Counterparty all Collateral, if any. When (x) no amounts are or thereafter may become payable or Shares deliverable by Counterparty with respect to any Secured Obligations relating to a particular Transaction (except for any potential liability under Section 2(d) of the Agreement), (y) no Potential Event of Default, Event of Default or Termination Event has occurred and is continuing with respect to Counterparty and (z) no Early Termination Date has occurred or been designated as the result of an Event of Default or Termination Event with respect to Counterparty, Citibank will return to Counterparty all Collateral relating to such Transaction, if any, as determined by Citibank.

     (k) The provisions of this Section 4 constitute a Credit Support Document with respect to Counterparty. The Transactions hereunder shall be disregarded for purposes of determining Exposure under any Credit Support Annex between the parties and any Collateral delivered to or received by Citibank under this Master Confirmation shall constitute neither Posted Collateral nor an Independent Amount under any such Credit Support Annex.

     5. SECURITIES LAW REPRESENTATIONS AND AGREEMENTS:

     Counterparty hereby represents, warrants and agrees in favor of Citibank on the Trade Date and, if different, on each date Collateral Shares (as defined in Section 4 above) are delivered to Citibank:

     (a) The Collateral Shares are freely tradable by or on behalf of Counterparty under the Securities Act, and are not subject to resale restrictions under Rule 144, Rule 145 or otherwise.

     (b) Counterparty is not, and within the preceding three months has not been, an Insider. Until the Termination Date, Counterparty will not become an Insider. "Insider" means a person who is an officer, director or beneficial owner of more than 10% of any class of equity securities of the Issuer required to file reports pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, or otherwise an affiliate of the Issuer within the meaning of the Securities Act.

     (c) Counterparty understands and will comply with Counterparty's responsibilities under applicable securities laws in connection with the Transactions including, but not limited to, the provisions of Rule 144 and the filing requirements (to the extent applicable) of Sections 13 and 16 of the Securities Exchange Act of 1934.

     6.   ADDITIONAL REPRESENTATIONS AND AGREEMENTS:

     (a) In connection with this Master Confirmation, each Confirmation, each Transaction to which a Confirmation relates and any other documentation relating to the Agreement, each party represents and acknowledges to the other party on the Trade Date of each Transaction that:

               (i) such party is an "accredited investor" as defined in Section 2(a)(15)(ii) of the Securities Act and an "eligible contract participant" as such term is defined in the Commodity Exchange Act, as amended;

               (ii) such party will immediately inform the other party of any changes in the information set forth herein occurring prior to the Termination Date;

               (iii) such party will immediately notify the other party of the occurrence of an Event of Default under the Agreement where such party is the Defaulting Party, or the occurrence of any event that with the giving of notice, the lapse of time or both would be such an Event of Default; and

               (iv) such party was not or will not be insolvent at the time any Transaction hereunder was consummated, and was not or will not be rendered insolvent or will not be insolvent as a result thereof. At the time of any transfer to or for the benefit of the other party, such party did not intend or will not intend to incur, and did not incur or will not incur, debts that were beyond the ability of such party to pay as they mature.

     (b) In connection with this Master Confirmation, each Confirmation, each Transaction to which a Confirmation relates and any other documentation relating to the Agreement, Counterparty represents and acknowledges to Citibank on the Trade Date of each Transaction that:

               (i) Counterparty understands no obligations of Citibank to Counterparty hereunder will be entitled to the benefit of deposit insurance and that such obligations will not be guaranteed by any affiliate of Citibank or any governmental agency;

               (ii) Counterparty's investments in and liabilities in respect of such Transaction, which Counterparty understands are not readily marketable, is not disproportionate to Counterparty's net worth, and Counterparty is able to bear any loss in connection with such Transaction, including the loss of Counterparty's entire investment in such Transaction;

               (iii) COUNTERPARTY UNDERSTANDS THAT SUCH TRANSACTION IS SUBJECT TO COMPLEX RISKS WHICH MAY ARISE WITHOUT WARNING AND MAY AT TIMES BE VOLATILE AND THAT LOSSES MAY OCCUR QUICKLY AND IN UNANTICIPATED MAGNITUDE AND IS WILLING TO ACCEPT SUCH TERMS AND CONDITIONS AND ASSUME (FINANCIALLY AND OTHERWISE) SUCH RISKS;

               (iv) Neither Counterparty nor any of Counterparty's affiliates is in possession of any material non-public information concerning the Issuer. "Material" information for these purposes is any information to which an investor would reasonably attach importance in reaching a decision to buy, sell or hold securities of the Issuer; and

               (v) Counterparty is entering into such Transaction for Counterparty's own account and not with a view to transfer, resale or distribution and understands that such Transaction may involve the purchase or sale of a security as defined in the Securities Act and the securities laws of certain states, that any such security has not been registered under the Securities Act or the securities laws of any state and, therefore, may not be sold, pledged, hypothecated, transferred or otherwise disposed of unless such security is registered under the Securities Act and any applicable state securities law, or an exemption from registration is available.

     7. ACKNOWLEDGMENTS:

     The parties hereto intend for:

     (a) Each Transaction hereunder to be a "securities contract", a "swap agreement" and/or a "forward contract" as defined in the Bankruptcy Code (Title 11 of the United States Code) (the "Bankruptcy Code"), and the parties hereto are entitled to the protections afforded by, among other Sections, Sections 362(b)(6), 362(b)(17), 555, 556 and 560 of the Bankruptcy Code. The necessary action to authorize referred to in the representation in Section 3(a)(ii) of the Agreement includes all authorizations, if any, required under the Federal Deposit Insurance Act, as amended (including amendments effected by the Financial Institutions Reform, Recovery, and Enforcement Act of 1989), and under any agreement, writ, decree, or order entered into with such party's supervisory authorities.

     (b) A party's right to liquidate a Transaction and to exercise any other remedies upon the occurrence of any Event of Default under the Agreement with respect to the other party to constitute a "contractual right" as described in the Bankruptcy Code.

     (c) Any cash, securities or other property provided as performance assurance, credit support or collateral with respect to a Transaction to constitute "margin payments" and "transfers" under a "swap agreement" as defined in the Bankruptcy Code.

     (d) All payments for, under or in connection with a Transaction, all payments for the Shares and the transfer of such Shares to constitute "settlement payments" and "transfers", respectively, under a "securities contract", "swap agreement" or a "forward contract" as defined in the Bankruptcy Code.

     8. INDEMNIFICATION:

     Counterparty agrees to indemnify and hold harmless Citibank, its Affiliates and its assignees and their respective directors, officers, employees, agents and controlling persons (Citibank and each such person being an "Indemnified Party") from and against any and all losses, claims, damages and liabilities, joint or several, to which such Indemnified Party may become subject, and relating to or arising out of any of Counterparty's breach of its representations and agreements herein, and will reimburse any Indemnified Party for all expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense or settlement of any pending or threatened claim or any action, suit or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto and whether or not such claim, action, suit or proceeding is initiated or brought by or on behalf of Counterparty. Counterparty will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a nonappealable judgment by a court of competent jurisdiction to have resulted from Citibank's breach of a material term of this Master Confirmation, willful misconduct or gross negligence. If for any reason the foregoing indemnification is unavailable to any Indemnified Party or insufficient to hold harmless any Indemnified Party, then Counterparty shall contribute, to the maximum extent permitted by law (but only to the extent that such harm was not caused by Citibank's breach of a material term of this Master Confirmation, willful misconduct or gross negligence), to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage or liability. Counterparty also agrees that no Indemnified Party shall have any liability to Counterparty or any person asserting claims on behalf of or in right of Counterparty in connection with or as a result of any matter referred to in this Master Confirmation or the Agreement except to the extent that any losses, claims, damages, liabilities or expenses incurred by Counterparty result from the breach of a material term of this Master Confirmation, or the Indemnified Party's gross negligence or willful misconduct. The provisions of this Section 8 shall survive completion of the Transactions contemplated by this Master Confirmation and any assignment and delegation pursuant to Section 9(b) of this Master Confirmation and shall inure to the benefit of any permitted assignee of Citibank.

     9. OTHER PROVISIONS:

     (a) Early Termination. The parties agree that for purposes of Section 6(e) of the Agreement, Second Method and Loss will apply to each Transaction under this Master Confirmation.

     (b) Transfer. Notwithstanding any provision of the Agreement to the contrary, Citibank shall be entitled to assign its rights and obligations hereunder to make or receive cash payments and transfer of Shares and other related rights to one or more entities, including, but not limited to, Citigroup Global Markets Inc., that are wholly-owned, directly or indirectly, by Citigroup Inc., or any successor thereto (each, a "Citibank Affiliate"); provided that Counterparty shall not incur any adverse tax consequence and have recourse to Citibank in the event of the failure by a Citibank Affiliate to perform any of such obligations hereunder. Notwithstanding the foregoing, recourse to Citibank shall be limited to recoupment of Counterparty's monetary damages and Counterparty hereby waives any right to seek specific performance by Citibank of its obligations hereunder. Such failure after any applicable grace period shall be an Additional Termination Event with the Transaction to which the failure relates as the sole Affected Transaction and Citibank as the sole Affected Party.

     (c) Consent to Recording. Each party (i) consents to the recording of the telephone conversations of trading and marketing personnel of the parties and their affiliates in connection with this Master Confirmation and (ii) agrees to obtain any necessary consent of, and give notice of such recording to, such personnel of such party and such party's affiliates.

     (d) Severability; Illegality. If compliance by either party with any provision of a Transaction would be unenforceable or illegal, (i) the parties shall negotiate in good faith to resolve such unenforceability or illegality in a manner that preserves the economic benefits of the transactions contemplated hereby and (ii) the other provisions of such Transaction shall not be invalidated, but shall remain in full force and effect.

     (e) Waiver of Trial by Jury. EACH OF COUNTERPARTY AND CITIBANK HEREBY IRREVOCABLY WAIVES (ON SUCH PARTY'S OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF SUCH PARTY'S STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS MASTER CONFIRMATION OR THE ACTIONS OF CITIBANK OR ITS AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.

     (f) Confidentiality. Citibank and Counterparty agree that (i) Counterparty is not obligated to Citibank to keep confidential from any and all persons or otherwise limit the use of any element of Citibank's descriptions relating to tax aspects of the Transactions hereunder and any part of the structure necessary to understand those tax aspects, and (ii) Citibank does not assert any claim of proprietary ownership in respect of such descriptions contained herein of the use of any entities, plans or arrangements to give rise to significant U.S. federal income tax benefits for Counterparty.

     (g) Financial Institution. Citibank is a "financial institution" as defined in the Federal Deposit Insurance Corporation Improvement Act of 1991 or Regulation EE promulgated by the Federal Reserve Board thereunder.

                                                  Yours sincerely,

                                                  CITIBANK, N.A.

                                                  By:  /s/ Herman Hirsch
                                                      -------------------------
                                                      Authorized Representative

Confirmed as of the date first above written:

AMERITRADE HOLDING CORPORATION

By:  /s/ John R. MacDonald
    ------------------------

Name:  John R. MacDonald
Title: Executive Vice President, Chief Financial Officer and Treasurer